Exhibit 99.1

Press Release Dated February 12, 2008

Petersburg, WV - Highlands Bankshares, Inc. (OTCBB: HBSI) will hold its 2008 Annual Meeting of Stockholders on May 13, 2008 at 3:00 p.m., local time, at The Grant County Bank, 1 North Main Street (the Old Bank Building), Petersburg, West Virginia 26847. The voting record date for the meeting will be March 26, 2008.